Exhibit 99.1
Press Release

Triad Guaranty Inc. Reports First Quarter Results

WINSTON-SALEM, N.C., May 11, 2012 -- Triad Guaranty Inc. (OTCBB: TGIC) today reported a net loss for the quarter ended March 31, 2012 of $37.7 million compared to a net loss of $60.9 million for the fourth quarter of 2011 and a net loss of $4.9 million during the first quarter of 2011.  The 2012 first quarter diluted loss per share was $2.47 compared to a diluted loss per share of $3.99 for the 2011 fourth quarter and $0.32 for the first quarter of 2011.

Ken Jones, President and CEO, said, “During the 2012 first quarter, we experienced the anticipated positive seasonal impact of lower first notices of defaults and increased cure rates normally attributed to income tax refunds and, to a lesser extent, year-end bonuses.  As a result, primary risk in default declined by 7.4% sequentially compared to a sequential decline of 4.7% in the fourth quarter of 2011. Net losses and loss adjustment expenses for the first quarter were $67.9 million, down from the $107.4 million reported in the fourth quarter of 2011 which reflected an increase in the frequency factors utilized in our reserve calculation.  Settled claims were $99.4 million during the 2012 first quarter compared to $118.3 million in the 2011 fourth quarter and $111.9 million in the first quarter of 2011. Persistency, the key driver of our earned premiums, remained at elevated levels compared to historical norms as many borrowers are finding it difficult to sell or refinance their homes.”

Mr. Jones continued, “As a company in run-off, our primary focus remains on the efficient and effective servicing of our insured portfolio, particularly with respect to loss management, in order to maximize our claims-paying ability.  Our deficit in assets remains substantial and was $737.8 million at March 31, 2012.  We believe that, absent significant positive changes in the economy and the residential real estate market, our existing assets and future premiums likely will not be sufficient to meet our current and future policyholder obligations.”

We have updated the quarterly statistical and supplemental information for the 2012 first quarter results on our web site at www.triadguaranty.com.  The supplemental information can be found under “Investors” and then under “Webcasts and Presentations” by the title “Supplemental Information – First Quarter 2012”.

(Relevant Triad Guaranty Inc. financial and statistical information follows)

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer pursuing a run-off of its existing in-force book of business.  For more information, please visit the Company's web site at www.triadguaranty.com.

Certain of the statements contained in this release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include estimates and assumptions related to economic, competitive, regulatory, operational and legislative developments. These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond our control and they have been made based upon our current expectations and beliefs concerning future developments and their potential effect on us. Actual developments and their results could differ materially from those expected by us, depending on the outcome of a number of factors, including: the possibility that the Illinois Department of Insurance may take various actions regarding Triad if it does not operate its business in accordance with its revised financial and operating plan and the corrective orders, or for other reasons, including seeking receivership proceedings; our ability to operate our business in run-off and maintain a solvent run-off; our ability to continue as a going concern; the possibility of general economic and business conditions that are different than anticipated; legislative, regulatory, and other similar developments; changes in interest rates, employment rates, the housing market, the mortgage industry and the stock market; legal and other proceedings regarding modifications and refinancing of mortgages and/or foreclosure proceedings; the possibility that there will not be adequate interest in our common stock on the over the counter markets to ensure efficient pricing; and various factors described under "Risk Factors" and in the “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in our Annual Report on Form 10-K for the year ended December 31, 2011 and in other reports and statements filed with the Securities and Exchange Commission.  Forward-looking statements are based upon our current expectations and beliefs concerning future events and we undertake no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as otherwise required by law.

SOURCE: Triad Guaranty Inc.
CONTACT: Bob Ogburn, Vice President and Treasurer, at 336.723.1282 ext. 1167 or bogburn@tgic.com

Triad Guaranty Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
(Dollars in thousands except per share amounts)	2012	2011
Revenues:
Earned premiums	$34,537	$37,128
Net investment income	6,109	8,491
Net realized investment gains (losses)	173	(436)
Other income	3	27
Total revenues	40,822	45,210
Losses and Expenses:
Net settled claims	97,131	106,909
Decrease in reserves	(30,531)	(66,694)
Loss adjustment expenses	1,382	1,490
Net losses and loss adjustment expenses	67,982	41,705

Interest expense	4,981	3,978
Other operating expenses	5,584	4,437
Total losses and expenses	78,547	50,120
Loss before income taxes	(37,725)	(4,910)
Income tax expense	-	-
Net income (loss)	$(37,725)	$(4,910)

Per Share Information:
Diluted loss per share	$(2.47)	$(0.32)

Diluted weighted average common stock and common stock equivalents outstanding (in thousands of shares)	15,258	15,225

Triad Guaranty Inc.
Consolidated Balance Sheets

	(Unaudited)		(Unaudited)
	March 31,	December 31,	March 31,
(Dollars in thousands)	2012	2011	2011
Assets:
Invested assets:
Fixed maturities, available for sale, at market	$740,802	$746,238	$810,439
Short-term investments	44,094	30,102	32,469
	784,896	776,340	842,908
Cash and cash equivalents	17,355	40,590	39,073
Reinsurance recoverable	19,712	22,988	33,499
Other Assets	53,732	56,309	48,528
Total assets	$875,695	$896,227	$964,008

Liabilities:
Losses and loss adjustment expenses	$821,512	$854,188	$990,494
Unearned premiums	7,171	6,871	9,220
Deferred payment obligation	674,191	629,700	464,342
Other liabilities	110,600	109,042	93,691
Total liabilities	1,613,474	1,599,801	1,557,747

Stockholders' deficit:
Accumulated deficit	(864,540)	(826,815)	(723,956)
Accumulated other comprehensive income	12,493	8,977	15,963
Other equity accounts	114,268	114,264	114,254
Deficit in assets	(737,779)	(703,574)	(593,739)
Total liabilities and stockholders' deficit	$875,695	$896,227	$964,008

Common shares outstanding (in thousands)	15,328	15,328	15,258

Triad Guaranty Inc.
Consolidated Statements of Cash Flow
(Unaudited)

	Three Months Ended
	March 31,
(Dollars in thousands)	2012	2011
OPERATING ACTIVITIES
Net loss	$(37,725)	$(4,910)
Adjustments to reconcile net loss to net cash used in operating activities:
Decrease in loss and unearned premium reserves	(32,376)	(69,379)
Decrease in amounts due to/from reinsurer	3,276	7,307
Net realized investment (gains) losses	(173)	436
Increase in deferred payment obligation	44,491	48,685
Income taxes recoverable	-	11,707
Other operating activities	4,800	1,128
Net cash used in operating activities	(17,707)	(5,026)

INVESTING ACTIVITIES
Purchases of investment securities	(19,837)	(27,539)
Sales and maturities of investment securities	28,062	26,514
Decrease (increase) in short-term investments	(13,970)	7,092
Other investing activities	217	(730)
Net cash (used in) provided by investing activities	(5,528)	5,337

Net (decrease) increase in cash	(23,235)	311
Cash at beginning of year	40,590	38,762
Cash at end of period	$17,355	$39,073

Triad Guaranty Inc.
Sequential Quarterly Financial Statements
(unaudited)

	Condensed Statements of Operations For The Quarter Ended
	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2012	2011	2011	2011	2011
Revenue:
Earned premiums	$34,537	$39,111	$49,719	$35,394	$37,128
Net investment income	6,109	6,779	7,364	8,126	8,491
Realized investment gains (losses)	173	11,296	1,349	3,000	(436)
Other income	3	1	10	29	27
Total revenues	40,822	57,187	58,442	46,549	45,210
Losses and Expenses:
Net settled claims	97,131	113,936	132,545	111,583	106,909
Change in reserves	(30,531)	(5,885)	(44,192)	(70,752)	(66,694)
Loss adjustment (benefit) expenses	1,382	(633)	(511)	469	1,490
Net losses and LAE expense	67,982	107,418	87,842	41,300	41,705
Interest expense	4,981	4,984	4,813	4,469	3,978
Other operating expenses	5,584	4,583	4,450	5,178	4,437
Total losses and expenses	78,547	116,985	97,105	50,947	50,120
Loss before taxes	(37,725)	(59,798)	(38,663)	(4,398)	(4,910)
Income tax expense (benefit)	-	1,134	(1,134)	-	-
Net loss	$(37,725)	$(60,932)	$(37,529)	$(4,398)	$(4,910)

	Condensed Balance Sheets As Of
	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
	2012	2011	2011	2011	2011
Assets
Invested assets	$784,896	$776,340	$773,078	$823,018	$842,908
Cash	17,355	40,590	65,051	40,277	39,073
Reinsurance recoverable	19,712	22,988	23,719	31,230	33,499
Other assets	53,732	56,309	56,897	46,141	48,528
Total assets	$875,695	$896,227	$918,745	$940,666	$964,008

Liabilities and stockholders' deficit
Liabilities:
Losses and loss adjustment expenses	$821,512	$854,188	$864,049	$910,530	$990,494
Deferred payment obligation	674,191	629,700	576,510	517,193	464,342
Accrued expenses and other liabilities	117,771	115,913	109,095	106,271	102,911
Total liabilities	1,613,474	1,599,801	1,549,654	1,533,994	1,557,747
Deficit in assets	(737,779)	(703,574)	(630,909)	(593,328)	(593,739)
Total liabilities and stockholders' deficit	$875,695	$896,227	$918,745	$940,666	$964,008